EXHIBIT 99.4

        CONSENT OF BOENNING & SCATTERGOOD, INC.

[LETTERHEAD OF BOENNING & SCATTERGOOD, INC.]

CONSENT OF FINANCIAL ADVISOR

        We hereby consent to the use of our fairness opinion included as Annex C to the Joint Proxy Statement/Prospectus included in the Registration Statement on Form S-4 relating to the proposed merger of Chester Valley Bancorp, Inc. with and into Willow Grove Bancorp, Inc. and to the reference to our firm's name under the captions "Background of the Merger", "Recommendation of the Chester Valley Board of Directors and Reasons for the Merger", "Opinion of Chester Valley's Financial Advisors" and "Compensation of Boenning & Scattergood, Inc." in such Joint Proxy Statement/Prospectus. In giving such consent, we do not admit and we disclaim that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the Rules and Regulations of the Securities and Exchange Commission thereunder.

Boenning & Scattergood, Inc.
/s/ Boenning & Scattergood, Inc.

West Conshohocken, Pennsylvania

April 25, 2005